Exhibit 99.p(17)

Updated September 2009

CODE OF ETHICS

•           KINETICS PORTFOLIO TRUST

•           KINETICS MUTUAL FUNDS, INC.

•           KINETICS FUNDS DISTRIBUTOR, INC.

•           KBD SECURITIES, LLC

•           KINETICS ASSET MANAGEMENT, INC.  and

•           KINETICS ADVISERS, LLC

Kinetics Portfolios Trust (the “Trust”), on behalf each of its series listed on Schedule A attached hereto and any other series that may hereafter be created (each a “Portfolio” and collectively the “Portfolios”), Kinetics Mutual Funds, Inc. (the “Company”) on behalf each of its series listed on Schedule B attached hereto and any other series that may hereafter be created (each a “Fund” and collectively the “Funds”) (the Trust and the Company sometimes referred to hereinafter as the “Companies”), Kinetics Funds Distributor, Inc., the distributor/underwriter of shares of the Company (the “Distributor”), KBD Securities, LLC, a registered broker/dealer and an affiliate of the Distributor (“KBD”), Kinetics Asset Management, Inc., investment adviser to the Funds (the “Adviser”), and Kinetics Advisers, LLC, an affiliate of the Adviser and the investment adviser to various private investment products (“KA”) (the Companies, Distributor, Adviser, KBD, and KA sometimes referred to individually as a “Kinetics Entity” and collectively as the “Kinetics Entities”) have adopted this Code of Ethics (the “Code”) to specify and prohibit certain types of personal securities transactions deemed to create a conflict of interest and to establish reporting requirements and preventive procedures pursuant to the provisions of Rule 17j-1(b)(1) under the Investment Company Act of 1940 (the “1940 Act”) and Section 204A of the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

This Code is adopted by the Board of Trustees of the Trust and the Board of Directors of the Company (collectively the “Boards”) pursuant to Rule 17j-1 (the “Rule”) of the 1940 Act which makes it unlawful affiliated person (as defined in the 1940 Act) of the Kinetics Entities, in connection with the purchase or sale, directly or indirectly, by the person of a security held or to be acquired (as defined below) by the Companies or any other investment products managed by the Adviser or KA:

(i) to employ any device, scheme or artifice to defraud the Companies or any other investment products managed by the Adviser or KA;

(ii) to make any untrue statement of a material fact to the Companies or any other investment products managed by the Adviser or KA or omit to state a material fact necessary in order to make the statements made to the Companies or any other investment products managed by the Adviser or KA, in light of the circumstances under which they are made, not misleading;

(iii) to engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Companies or any other investment products managed by the Adviser or KA; or

(iv) to engage in any manipulative practice with respect to the Companies or any other investment products managed by the Adviser or KA.

Similarly, Section 206 of the Advisers Act provides that it is unlawful for any investment adviser, directly or indirectly:

1.	To employ any device, scheme or artifice to defraud any client or prospective client;

2.	To engage in any transaction, practice or course of business which operates as a fraud or deceit upon any client or prospective client; or

3.	To engage in any act, practice or course of business which is fraudulent, deceptive or manipulative.

In addition, Section 204A of the Advisers Act requires every investment adviser to establish, maintain and enforce written policies and procedures reasonably designed to prevent the misuse in violation of the Advisers Act or the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), or the rules or regulations thereunder of material, non-public information by such investment adviser or any person associated with such investment adviser.   Pursuant to Section 204A, the Securities and Exchange Commission (the “Commission”) has adopted Rule 204A-1 which requires the Adviser and KA to establish, maintain and enforce a written code of ethics.

In compliance with paragraph (c)(1) of Rule 17j-1 of the 1940 Act and Section 204A of the Advisers Act, this Code has been adopted and approved by the Boards, including by a majority of the Trustees and Directors (hereinafter collectively referred to as the “Board Members”) who are not “interested persons” of the Companies for the purpose of implementing policies and procedures reasonably necessary to prevent Access Persons (as defined below) of the Kinetics Entities from engaging in any conduct prohibited by Rule 17j-1.  All personnel of the Kinetics Entities must follow not only the letter of this Code but also abide by the spirit of this Code and the principles articulated herein.

Every Supervised Person (as defined below) shall promptly report any violation of this Code of Ethics to the Chief Compliance Officer (as defined below).  Every Supervised Person shall be provided a copy of this Code and any amendments and be required to provide a written acknowledgement of their receipt of this Code and any amendments.

I. DEFINITIONS

A. An “Access Person” of the Distributor or of KBD means any director, officer or general partner who, in the ordinary course of business, makes, participates in or obtains information regarding the purchase or sale of Covered Securities (as defined below) by (1) the Company or the Trust or any other investment product managed by the Adviser of KA or (2) the Adviser or KA or whose functions or duties in the ordinary course of business relate to the making of any recommendation to (1) the Company or the Trust or any other investment product managed by the Adviser or KA or (2) the Adviser or KA regarding the purchase or sale of Covered Securities.  “Access Person” with respect to the Adviser or KA means any of its Supervised Persons (as defined below) who:  (1) have access to (a) non-public information regarding any client’s purchase or sale of securities, or (b) non-public information regarding the portfolio holdings of any Reportable Fund (as defined below) or other investment product managed by the Adviser or KA, or (2) is involved in making securities recommendations to clients or who has access to such recommendations that are non-public.  For these purposes, all of the Adviser’s and KA’s directors, officers and partners are considered to be Access Persons.  In addition, “Access Person” means (1) any employee of the Adviser or KA (and any director, officer, general partner or employee of any company in a control relationship to the Adviser or KA) who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of a Covered Security, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (2) any natural person in a control relationship to the Adviser or KA who obtains information concerning the recommendations made to (1) the Company or the Trust or any other investment product managed by the Adviser or KA or (2) the Adviser or KA with regard to the purchase or sale of a Covered Security.  All of the Company’s and Trust’s directors/trustees and officers are presumed to be Access Persons.  All directors/trustees and officers associated in any way with KA are considered to be Access Persons.  The President of each Kinetics Entities will maintain a list of all Access Persons of that Kinetics Entity and will notify each such Access Person in writing that such person is an Access Person.  Once a person has been so identified, he or she shall continue to be an Access Person until otherwise notified in writing by the President of the applicable Kinetics Entity, provided however, if such person is an Access Person solely because he or she is a Board Member, such person shall cease to be an Access Person at the time such person ceases to be a Board Member.

B.  “Advisory Person” means:

(i)
 any director, officer, general partner or employee of the Kinetics Entities  (or of any company in a control relationship to the Kinetics Entities), who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of Covered Securities by the Company or the Trust or by any other investment product managed by the Adviser or KA or whose functions relate to any recommendations with respect to such purchases or sales and any natural person in a control relationship with the Kinetics Entities who obtains information regarding the purchase or sale of Covered Securities;

(ii)
 any natural person who controls the Kinetics Entities and who obtains or provides information (other than publicly available information) concerning recommendations made about the Company or the Trust or by any other investment product managed by the Adviser or KA with regard to the purchase or sale of Covered Securities.

C. “Access Persons” and “Advisory Persons” shall not include any individual who is required to and does file quarterly reports with any sub-adviser or administrator of the Trust or the Company substantially in conformity with Rule 17j-1 of the 1940 Act and Section 204A of the Advisers Act, provided however, that the legal compliance officer or president of any sub-adviser or administrator shall (i) file an annual certification with the Boards stating that such entity has adopted or approved the continuation of its code of ethics, substantially in the form that was provided to the Boards; and (ii) notify the Chief Compliance Officer (as defined below) of any violation of such entity’s code of ethics upon actual knowledge by such compliance officer that a violation had occurred.  The Chief Compliance Officer shall report any such violations to the Boards in accordance with the provisions of this Code as if the report of the violation(s) had been made under this Code.

D. “Affiliated Persons” or “Affiliate” means

(i)
 any employee or Access Person, and any member of the immediate family (defined as spouse, child, mother, father, brother, sister or any other relative) of any such person who lives in the same household as such person or who is financially dependent upon such person;

(ii)
 any account for which any of the persons described in D(i) hereof is a custodian, trustee or otherwise acting in a fiduciary capacity, or with respect to which any such person either has the authority to make investment decisions or from time to time gives investment advice;

(iii)
 any partnership, corporation, joint venture, trust or other entity in which any employee of the Kinetics Entities or Access Person of the Kinetics Entities  directly or indirectly, in the aggregate, has a 10% or more beneficial interest or for which any such person is a general partner or an executive officer.

E. “Automatic Investment Plan” means a program in which regular periodic purchases or withdrawals are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation.  An Automatic Investment Plan includes a dividend reinvestment plan.

F. A security is “being considered for purchase or sale” or is “being purchased or sold” when a recommendation to purchase or sell a Covered Security has been made and communicated to the Adviser’s or KA’s Trading Desk, which includes when the Company or the Trust or any other investment product managed by the Adviser or KA has a pending “buy” or “sell” order with respect to a Covered Security, and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

G. The term “beneficial ownership” shall be defined in and interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act and the rules and regulations thereunder which generally encompasses those situations where the beneficial owner has the right to enjoy some economic benefit from the ownership of a Covered Security regardless of the identity of the registered owner.  This would include:

(i)
Covered Securities which a person holds for his or her own benefit either in bearer form, registered in his or her name or otherwise, regardless of whether the securities are owned individually or jointly;

(ii)	Covered Securities held in the name of a member of his or her immediate family (spouse or minor child) sharing the same household;

(iii)	Covered Securities held by a trustee, executor, administrator, custodian or broker;

(iv)	Covered Securities owned by a general partnership of which the person is a member or a limited partnership of which such person is a general partner;

(v)
Covered Securities held by a corporation (other than with respect to treasury shares of the corporation) of which such person is an officer, director, trustee or 10% stockholder or by a corporation which can be regarded as a personal holding company of a person;

(vi)	Covered Securities recently purchased by a person and awaiting transfer into his or her name;

(vii)
Covered Securities held by any other person if, by reason of contract, understanding, relationship, agreement or other arrangement, such person obtains therefrom benefits substantially equivalent to those of ownership; and

(viii)
Covered Securities held by such person’s spouse or minor children or any other person, if, even though such person does not obtain therefrom the above-mentioned benefits of ownership, such person can vest or revest title in himself or herself at once or at some future time.

A beneficial owner of a Covered Security also includes any person who directly or indirectly, through contract, arrangement, understanding, relationship or otherwise, has or shares voting power and/or investment power with respect to such Covered Security.  Voting power includes the power to vote, or includes the power to dispose, or to direct disposition of such security.

H. “Control” shall have the same meaning as set forth in Section 2(a)(9) of the 1940 Act.

I. “Covered Security” means a security as defined in Section 202(a)(18) of the Advisers Act or Section 2(a)(36) of the 1940 Act, and shall include any note, stock, treasury stock, security future, bond, including corporate bond, zero coupon bond and Treasury bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting trust certificate, certificate of deposit of a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into in a national securities exchange relating to a foreign currency, or, in general, any interest or instrument commonly known as a “security,” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing, including without limitation rights in ADRs, except, however, that it shall not include:

(i)  Direct obligations of the Government of the United States;

(ii)	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

(iii)	Shares issued by open-end Funds (other than Reportable Funds) and open-end Exchange Traded Funds;

(iv)           Shares issued by unit investment trusts that are invested exclusively in oneor more open-end investment companies registered under the 1940 Act,none of which are Reportable Funds; and

(iv)	municipal bonds and other fixed income instruments that are based on municipal bonds, such as principal protected notes and variable rate demand notes.

J. “Disinterested Board Member” means a Trustee of the Trust or a Director of the Company who is not an “interested person” within the meaning of Section 2(a)(19) of the 1940 Act.

K. “Investment Company” means a company registered as such under the 1940 Act, or any services thereof, for which the Adviser is the investment adviser, sub-adviser or principal underwriter.

L. “Investment Personnel” means:

(i)
 any employee of the Kinetics Entities  (or of any company in a control relationship to the Kinetics Entities) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Company or the Trust or by any other investment product managed by the Adviser or KA.

(ii)
 any natural person who controls any of the Kinetics Entities  and who obtains information concerning recommendations made to the Company or the Trust or any other investment product managed by the Adviser or KA regarding the purchase or sale of securities by  the Company or the Trust or any other investment product managed by the Adviser or KA.

M.  “Federal Securities Laws” means the Securities Act of 1933, the Securities Exchange Act, the Sarbanes-Oxley Act of 2002, the 1940 Act, the Advisers Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to investment companies and investment advisers, and any rules adopted thereunder by the Commission, applicable Self-Regulatory Organizations, or the Department of the Treasury, as they may apply to the Kinetics Entities.

N. “Initial Public Offering” (“IPO”) means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

O. “Chief Compliance Officer” means Andrew Fishman or his successor appointed by the Boards.  In the absence of any such designation, the Chief Compliance Officer shall be the President of the Trust and the Company.

P. “Limited Offering” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or section 4(6) or pursuant to rule 504, rule 505, or rule 506 under the Securities Act of 1933.

Q. “Purchase or sale of a Covered Security” includes, among other things, the writing of an option to purchase or sell a Covered Security.

R. “Purchase or sale of a security” includes, among other things, the purchase or writing of an option to purchase or sell a Covered Security.

S. “Reportable Fund” means any investment company registered under the 1940 Act for which the Adviser serves as an investment adviser as defined in Section 2(a)(20) of the 1940 Act or any investment company registered under the 1940 Act whose investment adviser or principal underwriter controls the Adviser, is controlled by the Adviser or is under common control with the Adviser.  For purposes of this definition, control has the same meaning as it does in Section 2(a)(9) of the 1940 Act.

T. “Security Held or to be Acquired” means:

(i) any Covered Security which, within the most recent 15 days:

(A)	is or has been held by the Company, the Trust or any other investment product managed by the Adviser or KA; or

(B)	is being or has been considered for purchase by the Company, the Trust, or any other investment products managed by the Adviser or KA; and

(ii)	any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in paragraph (i) of this definition.

U. “Supervised Person” means any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of the Adviser or KA or other person who provides investment advice on behalf the Adviser or KA and is subject to the supervision and control of either the Adviser or KA.

II. STATEMENT OF GENERAL PRINCIPLES

It is the policy of the Adviser and KA that Supervised Persons comply with applicable Federal Securities Laws and that no Supervised Person engage in any act or practice or course of conduct that would violate the provisions of Rule 17j-1 of the 1940 Act or Sections 204 or 206 of the Advisers Act.  The following general fiduciary principles shall govern the personal investment activities of all Supervised Persons.

Each Supervised Person shall adhere to the highest ethical standards and shall:

A.	at all times, place the interests of the Company, the Trust, any other investment products managed by the Adviser or KA before his or her personal interests;

B.
conduct all personal securities transactions in a manner consistent with this Code, so as to avoid any actual or potential conflicts of interest, or an abuse of position of trust and responsibility; and

C.	not take any inappropriate advantage of his or her position with or on behalf of the Adviser or KA.

III. RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

A. General Restrictions

1.           No Access Person shall recommend to, or cause or attempt to cause, the  Company or the Trust or any other investment products managed by the Adviser or KA to acquire, dispose of or hold any Covered Security (including any option, warrant or other right or interest relating to such Covered Security) in which such Access Person, Affiliate or Affiliated Person has direct or indirect beneficial ownership unless such Access Person, Affiliate or Affiliated Person shall first disclose in writing to the Chief Compliance Officer, or his authorized designee, all facts reasonably necessary to identify the nature of the ownership of such Access Person, Affiliate or Affiliated Person in such Covered Security.

(a).           Access Person shall be responsible for disclosures and filings made with the Chief Compliance Officer for themselves, and any Affiliates or Affiliated Persons who are required to make such disclosures or filings based on their relationship with the Access Person.

2.           If, as a result of fiduciary obligations to other persons or entities, an Access Person believes that such person or an Affiliate of such person is unable to comply with certain provisions of the Code, such Access Person or Affiliate thereof shall so advise the Boards or the Chief Compliance Officer in writing, setting forth with reasonable specificity the nature of such fiduciary obligations and the reasons why such Access Person or Affiliate believes such person is unable to comply with any such provisions.  The Boards or the Chief Compliance Officer may, in their or his discretion, exempt such Access Person or Affiliate from any such provisions, if they or he shall determine that the services of such Access Person are valuable to any of the Kinetics Entities and the failure to grant such exemptions is likely to cause such Access Person to be unable to render services to any of the Kinetics Entities.  Any Access Person granted an exemption (including, an exception for an Affiliate of such person), pursuant to this paragraph 4 shall, within 3 business days after engaging in a purchase or sale of a Covered Security held or to be acquired by the Company, the Trust or any other investment products managed by the Adviser or KA, furnish the Board Members or the Chief Compliance Officer with a written report concerning such transaction setting forth the information specified in Section VI. B. 2.  hereof.

3.           From time to time, the Directors, Trustees, officers or employees of the Kinetics Entities may establish special “insider” relationships with one or more issuers of Covered Securities (i. e. Director, Trustee, officer or employee may become an officer, director, or trustee of an issuer, a member of a creditors committee which engages in material negotiations with an issuer, etc.).  In such cases, the “insider” relationships must first be disclosed to the Chief Compliance Officer who will make a determination on whether the issuer should be put on a restricted list of securities that are not eligible for purchase or sale by the Company, the Trust or any other investment product managed by the Adviser or KA or any Access person thereof.

4. No Access Person, Affiliate or Affiliated Person shall engage in personal securities transactions involving purchases of Covered Securities held in any of the investment products managed by the Kinetics Entities unless the Access Person attests that he or she intends to hold the securities for at least a one-year period, and the purchase has been pre-approved by the Chief Compliance Officer, or his authorized designee.  No Access Person, Affiliate or Affiliated Person shall engage in personal securities transactions involving a sale of securities held in any of the investment products managed by the Kinetics Entities unless the sale is preapproved by the Chief Compliance Officer, or his authorized designee, and he or she demonstrates, through documentary evidence, that he or she has in fact held the security for at least one year from the date of purchase.  Exceptions may be made to this policy only when extenuating circumstances warrant and approval is granted by the Chief Compliance Officer, or his designee.  Access Persons shall bear the responsibility of production for any evidence that is required under this Code which relates to an Affiliate or Affiliated Person.

B. Initial Public Offerings

Access Persons, Affiliates and Affiliated Persons may not acquire, directly or indirectly, any beneficial ownership in any securities in an initial public offering without prior approval in writing from the Chief Compliance Officer or other person designated by the Boards.  Furthermore, should written consent of the Boards be given, Access Persons, Affiliates or Affiliates Persons are required to disclose such investment when they participate, in any manner, in subsequent consideration of the Company, the Trust or any other investment product managed by the Adviser or KA to make investments in such issuer.  In such circumstances, the decision by the Company, the Trust or any other investment product managed by the Adviser or KA to purchase securities of the issuer should be subject to an independent review by Access Persons with no personal interest in the issuer.

C. Limited Offering

Access Persons, Affiliates and Affiliates Persons may not acquire, directly or indirectly, any beneficial ownership in any securities in a limited offering without the prior written consent of the Chief Compliance Officer.  Furthermore, should written consent be given, Access Persons are required to disclose such investment when they or an Affiliate or Affiliated Person, participate, in any manner, in the subsequent consideration of the Company, the Trust or any other investment product managed by the Adviser or KA to make investments in such issuer.  In such circumstances, the decision by the Company, the Trust or any other investment product managed by the Adviser or KA to purchase securities of the issuer should be subject to an independent review by Access Persons with no personal interest in the issuer.

Any express prior written approval received from the Chief Compliance Officer shall be valid only on the day on which it was issued.  If the Company, the Trust or any other investment product managed by the Adviser or KA decides to purchase securities of an issuer the shares of which have been previously obtained for personal investment by such Access Persons, Affiliate or Affiliated Person that decision shall be subject to an independent review by Access Persons with no personal interest in the issuer.

D. Short-Term Trading Profits

No Advisory Person shall profit from the purchase and sale, or sale and purchase, of the same (or equivalent) securities of which such Advisory Person has beneficial ownership within sixty (60) calendar days, except for the excluded securities set forth in Section I.H, and for any Exempted Transactions or pre-cleared trades as defined in Section III.G.  Any profit so realized on Covered Securities not exempted or pre-cleared shall, unless the Boards approve otherwise, be disgorged as directed by the Boards.

E. Gifts

No Advisory Person shall receive any gift or other things of value from any person or entity that does business with or on behalf of any of the Kinetics Entities , which could  pose a potential conflict of interest or appearance of impropriety.

F. Service as a Trustee

1.             No Advisory Person shall serve on a board of trustees/directors of a publicly traded company without prior authorization from the Chief Compliance Officer or Boards, based upon a determination that such board service would be consistent with the interests of the Company, the Trust or any other investment product managed by the Adviser or KA and their respective investors.

2.           If board service of an Advisory Person is authorized by the Chief Compliance Officer or Boards, such Advisory Person shall be isolated from the investment making decisions regarding the purchase or sale by the Company, the Trust or any other investment product managed by the Adviser or KA of the securities of the company upon whose board they serve.

G. Exempted Transactions

The prohibitions of Section III shall not apply to:

1.           purchases or sales effected in any account over which the Access Person, Affiliate or Affiliated Person has no direct or indirect influence or control;

2.           purchases or sales that are non-volitional on the part of the Access Person, Affiliate or Affiliated Person including mergers, recapitalizations or similar transactions;

3.           purchases which are part of an Automatic Investment Plan;

4.           purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

5.           purchases and sales of shares of index or sector basket “proxies” (e.g.,  SPX, QQQ, and Merrill Holders (BBH, HH, HHH,) etc. ); and

6.           purchases and sales that receive prior approval in writing by the Chief Compliance Officer as (a) only remotely potentially harmful to the Company, the Trust or any other investment product managed by the Adviser or KA  because they would be very unlikely to affect a highly institutional market, (b) clearly not economically related to the securities to be purchased or sold or held by the Company, the Trust or any other investment products managed by the Adviser or KA - or (c) not representing any danger of the abuses prescribed by Rule 17j-1 under the 1940 Act or Rule 204A under the Advisers Act, but only if, in each case, the prospective purchaser has identified to the Chief Compliance Officer all factors of which he or she is aware which are potentially relevant to a conflict of interest analysis, including but not limited to, the existence of any substantial economic relationship between his or her transaction and securities held or to be held by the Company, the Trust or any other investment product managed by the Adviser or KA.

IV. COMPLIANCE PROCEDURES

A. Preclearance

An Access Person, Affiliate or Affiliated Person (other than a Disinterested Board Member) may not, directly or indirectly, acquire or dispose of beneficial ownership of a Covered Security except as provided below unless:

1.           such purchase or sale has been approved by the Chief Compliance Officer, or his authorized designee;

2.           the approved transaction is completed on the same day approval is received; and

3.           the Chief Compliance Officer has not rescinded such approval prior to execution of the transaction.

B. Approval Period

Good until cancel orders or any orders extending beyond one day are not permitted.

C. Reporting

1.           Quarterly Reporting:  Each Access Person (other than Disinterested Board Members) shall file with the Chief Compliance Officer confidential quarterly reports containing the information required in Section IV. B. 2.  of this Code with respect to all transactions during the preceding quarter in any securities in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in a Covered Security, provided that no Access Person shall be required to report (1) transactions effected for any account over which such Access Person has no direct or indirect influence or control (except that such an Access Person must file a written certification stating that he or she has no direct or indirect influence or control over the account in question); (2) transactions pursuant to an Automatic Investment Plan; and (3) any information that would duplicate information contained in broker trade confirmations or account statements received by the Chief Compliance Officer so long as the information is received no later than 30 days after the end of the applicable calendar quarter.  All such Access Persons shall file reports, even when no transactions have been effected, representing that no transactions subject to reporting requirements were effected.

2.           Filings:  Every report made pursuant to Section IV.B.1 shall be made no later than 30 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

(a)           the date of any transactions involving Covered Securities, the date that the report is submitted by the Access Person per Rule 17j-1(d)(1)(ii)(A)(5), the title, and as applicable, the exchange ticker symbol or CUSIP number, interest rate and maturity date, and the number of shares and the principal amount of each Covered Security involved;

(b)           the nature of the transaction (i. e., purchase, sale or any other type of acquisition or disposition);

(c)           the price at which the transaction was effected; and

(d)           the name of the broker, dealer or bank with or through whom the transaction was effected.

3.           Annual Reporting.  No later than 10 days after becoming an Access Person, provided that the information must be current as of a date no more than 45 days prior to the date the person becomes an Access Person, and thereafter on an annual basis as of December 31 of each year, each Access Person shall report to the Boards or the Chief Compliance Officer annually the following information, which information must be current as of a date no more than 45 days before the report is submitted:

(i)
the title, type of security, the date that the report is submitted by the Access Person per Rule 17j-1(d)(1)(iii)(C) and as applicable, the exchange ticker symbol or CUSIP number, number of shares and principle amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership and the date the Access Person submits the report;

(ii)	the name of any broker, dealer or bank with whom the Access Person maintains an account in which any Covered Securities are held for the direct or indirect benefit of the Access Person; and

(iii)
a statement that he or she (1) has reviewed and understands the Code of Ethics, (2) recognizes that he or she is subject to it, and (3) if such Access Person was subject to the Code of Ethics during the past year, has complied with its requirements, including the requirements regarding reporting of personal securities transactions.

4.           No Admission of Ownership:  Any report filed with the Boards or Chief Compliance Officer pursuant to this Section IV.  may contain a statement that it shall not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

5.           Confirmations:  All Access Persons shall direct any brokerage firm, bank or other custodian at which the Access Person, Affiliate or Affiliated Person has a brokerage account to supply the Boards or the Chief Compliance Officer, on a timely basis, duplicate copies of the confirmation of all securities transactions in such account and copies of all periodic statements for such account.  All Access Persons, except a Disinterested Board Member (unless such Disinterested Board Member knew or, in the ordinary course of fulfilling his or her official duties as a Board Member, should have known that during the 15 day period immediately preceding or after the date of the transaction in a Covered Security by the Board Members, such Covered Security is or was purchased or sold, or considered for purchase or sale by the Company, the Trust), and such other persons as the Boards shall determine, shall promptly inform the Boards or the Chief Compliance Officer of any newly established brokerage account on behalf of the Access Person, Affiliate or Affiliated Person at any brokerage firm, bank or other custodian.

D. Review

1.           The Chief Compliance Officer shall notify each Access Person that he or she is subject to the reporting requirements set forth herein and shall deliver a copy of this Code to each such Access Person upon request.

2.           The Chief Compliance Officer or his designee shall review all personal holdings reports submitted by each Access Person, Affiliate and Affiliated Person, including confirmations of personal securities transactions, to ensure that no trading has taken place in violation of Rule 17j-1 of the 1940 Act, Section 204A of the Advisers Act, or the Code.  In addition, the Chief Compliance Officer shall compare the reported personal securities transactions, with completed and contemplated portfolio transactions for the Company, the Trust or any other investment products managed by the Adviser or KA to determine whether a violation of this Code may have occurred.  In reviewing transactions, the Chief Compliance Officer shall take into account the exemptions allowed under Section III.G.  Before making any determination that a violation has been committed by any person, the Chief Compliance Officer shall give such person an opportunity to supply additional information regarding the transaction in question.  The Chief Compliance Officer shall maintain a list of personnel responsible for reviewing transaction and personal holdings reports.

V. REQUIREMENTS FOR DISINTERESTED BOARD MEMBER

A. Every Disinterested Board Member need not make an initial or annual holdings report but shall file with the Chief Compliance Officer a quarterly report indicating that he or she had no reportable transactions or a report containing the information required in Section IV.B.  of this Code with respect to transactions (other than exempted transactions listed under Section III.G.) in any Covered Security in which such Disinterested Board Member has, or by reason of such transactions acquires, any direct or indirect beneficial ownership, if such Board Member, at the time of that transaction, knew or should have known, in the ordinary course of pursuing his or her official duties as a Board Member, that during the fifteen (15) day period immediately preceding or after the transaction by the Board Member:

1.           such security was being purchased or sold by the Company or the Trust; or
2.	such security was being considered for purchase or sale by the Company or the Trust.

B. Notwithstanding the preceding section, any Disinterested Board Member may, at his or her option, report the information described in Section IV.B.  with respect to any one or more transactions and may include a statement that the report shall not be construed as an admission that the person knew or should have known of portfolio transactions by the Trust or the Company of the Trust in such securities.

VI. REVIEW BY THE BOARDS

Annually, the Chief Compliance Officer shall submit for review by the Boards a written report containing the following:

(i) A copy of the existing Code of Ethics;

(ii) All existing procedures concerning Access Persons’ personal trading activities and any procedural changes made during the past year;

(iii) A report completed by the Chief Compliance Officer identifying any issues arising under the Code, including any material violations of the Code during the past year and sanctions or other remedial action imposed in response to such material violations of the Code; and

(iv) A list of recommendations, if any, to change the existing Code based upon experience, evolving industry practices or developments in applicable laws or regulations.

VII. ANNUAL APPROVAL BY THE BOARDS

Annually, the Boards, including a majority of the Disinterested Board Members, shall approve this Code and any material changes to the Code.  The Boards shall each approve any material change to this Code which affects the Kinetics Entities no later than 6 months after the adoption of the material change, provided however, that before approving this Code or any amendment to this Code the Boards shall have received a certification from the Adviser, KA, the Distributor and KBD that the Adviser, KA, the Distributor and KBD have adopted procedures reasonably necessary to prevent Access Persons of the Adviser, KA, the Distributor and KBD from violating the Code.

VIII. ANNUAL CERTIFICATION OF COMPLIANCE

Each Access Person is required to certify annually that he or she has received, read and understood this Code and recognizes that he or she is subject to such Code.  Further, each Access Person is required to certify annually that he or she has complied with all the requirements of this Code and that he or she has disclosed or reported all personal securities transactions pursuant to the requirements of this Code.

IX. SANCTIONS

A. Sanctions for Violations by Access Persons

If the Chief Compliance Officer determines that a violation of this Code has occurred, he or she shall so advise the Boards, in the case of violations pertaining to the Trust, Company, the Adviser or the Distributor, or senior management, in the case of violations pertaining to KA or KBD and the Boards and or senior management may impose such sanctions they deem appropriate, including, among other things, disgorgement of profits, censure, suspension and/or termination of the employment of the violator.  All material violations of this Code and any sanctions imposed as a result thereof, which pertain to the Trust, the Company, the Adviser or KBD, shall be reported quarterly to the Boards.

B. Sanctions for Violations by Disinterested Board Members

If the Chief Compliance Officer determines that any Disinterested Board Member has violated this Code, he shall so advise the President of the Trust and the Company and also a committee consisting of the Disinterested Board Members (other than the person whose transaction is at issue) and shall provide the committee with a report, including the record of pertinent actual or contemplated portfolio transactions of the Trust or the Company and any additional information supplied by the person whose transaction is at issue.  The committee, at its option, shall either impose such sanctions as it deems appropriate or refer the matter to the full complement of each Board, which shall impose such sanctions as it deems appropriate.

X. RECORDS

A. Records

The Administrator for the Trust and the Company shall maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 204-2(g) of the Advisers Act and Rule 17j-1 and Rule 31a-2(f) under the 1940 Act, and shall be available for examination by representatives of the Commission:

1.           a copy of this Code and any other code of the Trust which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

2.           a record of any decision and the reasons supporting the decision to approve any acquisition or sale by Access Persons of Covered Securities in an IPO or Limited Offering;

3.           each memorandum made by the Chief Compliance Officer hereunder;

4.           a record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five (5) years following the end of the fiscal year in which the violation occurs;

5.           a copy of each report made pursuant to this Code shall be preserved for a period of not less than five (5) years from the end of the fiscal year in which it is made, the first two (2) years in an easily accessible place;

6.           a copy of all written acknowledgements for each person who is currently, or within the past five years was, a Supervised Person of the Adviser; and

7.           a list of all persons who are required, or within the past five (5) years have been required, to make reports pursuant to this Code or who are or were responsible for reviewing the reports shall be maintained in an easily accessible place.

B. Confidentiality

The current portfolio positions and current portfolio transactions pertaining to the Company, the Trust or other investment products managed by the Adviser or KA must be kept confidential.

If nonpublic information regarding the Company, the Trust or any other investment products managed by the Adviser or KA should become known to any Access Person, whether in the line of duty or otherwise, he or she should not reveal it to anyone unless it is properly part of his or her work to do so.

If anyone is asked about investment portfolios or whether a security has been sold or bought, his or her reply should be that this is an improper question and that this answer does not mean that the Company, the Trust or any other investment product managed by the Adviser or KA have bought, sold or retained the particular security.  Reference, however, may, of course, be made to the latest published report of the investment portfolios for the Company, the Trust or any investment product managed by the Adviser or KA.

C. Nonpublic Material Information

From time to time the Kinetics Entities have circulated and discussed with Access Persons the latest administrative and judicial decisions regarding the absolute prohibition against the use of nonpublic material information, also known as “inside information.” In view of the many forms in which the subject can arise, the Kinetics Entities must reiterate that a careful and conservative approach must prevail and no action should be taken where “inside information” may be involved, without a thorough review by the Chief Compliance Officer.

Material inside information is any information about a company or the market for the company’s securities which has come directly or indirectly from the company and which has not been disclosed generally to the marketplace, the dissemination of which is likely to affect the market price of any of the company’s securities or is likely to be considered important by reasonable investors, including reasonable speculative investors, in determining whether to trade in such securities.

Information should be presumed “material” if it relates to such matters as dividend increases or decreases, earnings estimates, changes in previously released earnings estimates, significant expansion or curtailment of operations, a significant increase or decline of orders, significant merger or acquisition proposals or agreements, significant new products or discoveries, extraordinary borrowing, major litigation, liquidity problems, extraordinary management developments, purchase or sale of substantial assets, etc.

“Inside information” is information that has not been publicly disclosed.  Information received about a company under circumstances which indicate that it is not yet in general circulation and that such information may be attributable, directly or indirectly, to the company (or its insiders) should be deemed to be inside information.

Whenever an Access Person receives material information about a company which he or she knows or has reason to believe is directly or indirectly attributable to such company (or its insiders), the Access Person must determine that the information is public before trading or recommending trading on the basis of such information or before divulging such information to any person who is not an employee of the Kinetics Entities or a party to the transaction.  As a rule, one should be able to point to some fact to show that the information is generally available; for example, its announcement on the broad tape or by Reuters, The Wall Street Journal or trade publications.  If the Access Person has any question at all as to whether the information is material or whether it is inside and not public, he or she must resolve the question or questions before trading, recommending trading or divulging the information.  If any doubt at all remains, the Access Person must consult with the Chief Compliance Officer.

D. Interpretation of Provisions

The Boards may from time to time adopt such interpretations of this Code as they deem appropriate.

PHTRANS\407360\3

KINETICS ASSET MANAGEMENT, INC.
(the “Adviser”)
KINETICS FUNDS DISTRIBUTOR, INC.
(the “Distributor”)
KINETICS MUTUAL FUNDS, INC.
(the “Company”)
and
KINETICS PORTFOLIOS TRUST
(the “Trust”)
KBD SECURITIES, LLC
(“KBD”)
KINETICS ADVISERS, LLC
(“KA”)
(Collectively, “KINETICS ENTITIES”)

TRANSACTION REPORT

To:           , Chief Compliance Officer

From:
(Your Name)

This Transaction Report (the “Report”) is submitted pursuant to Section IV of the Code of Ethics of the Kinetics Entities  and supplies (below) information with respect to transactions in any security in which I may be deemed to have, or by reason of such transaction acquire, any direct or indirect beneficial ownership interest (whether or not such security is a Covered Security held or to be acquired by the Company, the Trust or any other investment products managed by the Adviser or KA) for the calendar quarter ended .

Date that the report is submitted by the Access Person: ________________________________.

Unless the context otherwise requires, all terms used in the Report shall have the same meaning as set forth in the Code of Ethics.

For purposes of the Report beneficial ownership shall be interpreted subject to the provisions of the Code of Ethics and Rule 16a-1(a) (exclusive of Section (a)(1) of such Rule) of the Securities Exchange Act of 1934.
Title of Securities and CUSIP Number or Exchange Ticker	Date of Transaction	Nature of Transaction (whether Purchase, Sale or Other Type of Disposition Or Acquisition	Interest Rate and Maturity Date or Principal Amount of Securities Acquired Or Disposed Of	Price At Which the Transaction Was Effected	Name of the Broker, Dealer Or Bank With Whom The Transaction Was Effected	Nature Of Ownership of Securities*

*           if appropriate, you may disclaim beneficial ownership of any security listed in this report.

KINETICS ASSET MANAGEMENT, INC.
(the “Adviser”)
KINETICS FUNDS DISTRIBUTOR, INC.
(the “Distributor”)
KINETICS MUTUAL FUNDS, INC.
(the “Company”)
and
KINETICS PORTFOLIOS TRUST
(the “Trust”)
KBD SECURITIES, LLC
(“KBD”)
KINETICS ADVISERS, LLC
(“KA”)

 [Initial/Annual] Holdings Report

To:           Chief Compliance Officer of

On [date] I became an “Access Person” of one of the Kinetics Entities,   As of the date specified below (which cannot be more than 45 days before I became an Access Person), I had a direct or indirect beneficial ownership interest* in the securities listed below which are required to be reported pursuant to this Code of Ethics:

Date of Information	Title and Type of Security	Exchange Ticker Symbol or CUSIP#	Number of Shares	Principal Amount

As of the same date as specified in the above table, the following accounts were maintained with brokers, dealers and banks in which securities were held for my direct or indirect benefit*:

Name of Broker, Dealer or Bank

Date that the report is submitted by the Access Person: _________________________________

This report (i) excludes securities and accounts over which I had no direct or indirect influence or control; (ii) excludes securities not required to be reported (that is, direct obligations of the U.S. Government, shares issued by mutual funds and unit investment trusts that are not advised or distributed by the Adviser or KA or any of their  affiliates, bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments); and (iii) is not an admission that I have or had any direct or indirect beneficial ownership* in the securities or accounts listed above.

Date: ______________________                                                  Signature:  _________________________
                                Print Name:  ________________________
______________________________

* For interpretive guidance, you should consult counsel.

KINETICS ASSET MANAGEMENT, INC.
(the “Adviser”)
KINETICS FUNDS DISTRIBUTOR, INC.
(the “Distributor”)
KINETICS MUTUAL FUNDS, INC.
(the “Company”)
and
KINETICS PORTFOLIOS TRUST
(the “Trust”)
KBD SECURITIES, LLC
(“KBD”)
KINETICS ADVISERS, LLC
(“KA”)
(Collectively, “KINETICS ENTITIES”)

ANNUAL CERTIFICATION

I hereby certify that I (1) have read and understand the Code of Ethics dated, 2008, (2) recognize that I am subject to the Code of Ethics, (3) have complied with the requirements of the Code of Ethics over the past year, (4) have disclosed all personal securities transactions, over the past year, required to be disclosed by the Code of Ethics, (5) have sought and obtained preclearance whenever required by the Code of Ethics and (6) certify that to the best of my knowledge the information furnished in this report is true and correct.

Name (Print)  ______________________________

Signature       ______________________________

Date                ______________________________

KINETICS ASSET MANAGEMENT, INC.
(the “Adviser”)
KINETICS FUNDS DISTRIBUTOR, INC.
(the “Distributor”)
KINETICS MUTUAL FUNDS, INC.
(the “Company”)
and
KINETICS PORTFOLIOS TRUST
(the “Trust”)
KBD SECURITIES, LLC
(“KBD”)
KINETICS ADVISERS, LLC
(“KA”)
(Collectively, “KINETICS ENTITIES”)

PERSONAL TRADING REQUEST AND AUTHORIZATION

Personal Trading Request (to be completed by Access Person prior to any personal trade):

Name:

Date For Which You Seek Approval:

Name of the issuer and dollar amount or number of securities of the issuer to be purchased or sold:

Nature of the transaction (i.e., purchase, sale):1

Are you or is a member of your immediate family an officer, trustee, or director of the issuer of the securities or any affiliate

_____________________________________________________________________________________________

_____________________________________________________________________________________________

Do you have any material nonpublic information concerning the issuer?

Yes___ No___

Are you aware of any facts regarding the proposed transaction, including the existence of any substantial economic relationship, between the proposed transaction and any securities held or to be acquired by the Company, the Trust or any other investment product managed by the Adviser or KA that may be relevant to a determination as to the existence of a potential conflict of interest?2

1 A “professional relationship” includes, for example, the provision of legal counsel or accounting services.  A “business relationship” includes, for example, the provision of consulting services or insurance coverage.

2 Facts that would be responsive to this question include, for example, the receipt of special favors from a stock promoter such as participation in a private placement or initial public offering, as an inducement to purchase other securities of the Company, the Trust or any other investment product managed by the Adviser or KA.  Another example would be an investment in securities of a limited partnership that in turn owned warrants of a company
(continued . . .)

Yes___ No___

If yes, please describe:

To the best of my knowledge and belief, the answers that I have provided above are true and correct.

Signature:

Approval or Disapproval of Personal Trading Request
(to be completed by Chief Compliance Officer):

I confirm that the above-described proposed transaction appears to be consistent with the policies described in the Code and that the conditions necessary3 for approval of the proposed transaction have been satisfied.

I do not believe the above-described proposed transaction is consistent with the policies described in the Code or that the conditions necessary for approval of the proposed transaction have been satisfied.

Dated:                                Signed:

Title:

 (. . continuted)
formed for the purpose of effecting a leveraged buy-out in circumstances where one or more of the Company, the Trust or any other investment product managed by the Adviser or KA might invest in securities related to the leveraged buy-out.  The foregoing are only examples of pertinent facts and in no way limit the types of facts that may be responsive to this question.

3 In the case of a personal securities transaction by an Access Person, Affiliate or Affiliated Person, the Code of Ethics requires that the Chief Compliance Officer determine that the proposed personal securities transaction (a) is only remotely potentially harmful to the Company, the Trust or any other investment product managed by the Adviser or KA because they would be very unlikely to affect a highly institutional market, (b) is clearly not economically related to the securities to be purchased or sold or held by the Company, the Trust or any other investment product managed by the Adviser or KA or (c) does not represent any danger of the abuses prescribed by Rule 17j-1, but only if in each case the prospective purchaser has identified to the Chief Compliance Officer all factors of which he or she is aware which are potentially relevant to a conflict of interest analysis, including the existence of any substantial economic relationship between his or her transaction and securities held or to be held by the Company, the Trust or any other investment product managed the Adviser or KA.